Exhibit 99.2
Revised February 9, 2007
Code of Business Ethics and Conduct
for Directors and Employees
Introduction
          This Code of Business Ethics and Conduct covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees and directors of the Company. All of our employees and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by the Company’s agents and representatives, including consultants.
          If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. Questions should be referred to the employee’s supervisor or to the Company’s Ethics Office. The Legal Department may be also consulted, as appropriate.
          Those who violate the standards in this Code will be subject to disciplinary action. If you are in a situation that you believe may violate or lead to a violation of this Code, follow the guidelines described in Sections 14 and 15 of this Code.
1. Compliance with Laws, Rules and Regulations
          Obeying the law, both in letter and in spirit, is the foundation on which this Company’s ethical standards are built. All employees and directors must respect and obey the laws of the cities, states and countries in which we operate. Although not all employees and directors are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or the Company’s Ethics Office.
          The Company holds information and training sessions to promote compliance with laws, rules and regulations.
2. Conflicts of Interest
          A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. A conflict situation can arise when an employee or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees or and their family members may create conflicts of interest.

          It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. Employees are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.
          Directors should inform the General Counsel prior to accepting appointments to the board of directors or the advisory board of any public or privately held company. The disclosure requirements and other possible conflict of interest issues involved must be analyzed and discussed.
          Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if an employee has a question, he or she should consult with higher levels of management or the Company’s Ethics Office. Any employee or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in Section 15 of this Code.
3. Insider Trading
          Employees and directors who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company and its business relationships should be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. If you have any questions, please consult the Company’s Ethics Office.
4. Corporate Opportunities
          Employees and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No employee or director may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.
5. Competition and Fair Dealing
          We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.
          To maintain the Company’s valuable reputation, compliance with our quality processes and safety requirements is essential. In the context of ethics, quality requires that our products and services be designed and manufactured to meet our obligations to customers. All inspection and testing documents must be handled in accordance with all applicable regulations.

          The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, director, agent, or family member thereof, unless it: (1) is not a cash gift; (2) is consistent with customary business practices; (3) cannot be construed as a bribe or payoff and (4) does not violate any laws or regulations. Business gifts given or received should be of nominal value. Employees should discuss with their supervisors or the Company’s Ethics Office, any gifts or proposed gifts that they are not certain are appropriate.
6. Discrimination and Harassment
          The diversity of the Company’s employees and directors is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.
7. Health and Safety
          The Company strives to provide each employee with a safe and healthful work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.
          Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.
8. Record-Keeping
          The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.
          Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or your business/functional finance manager. Rules and guidelines are available from the Accounting Department. All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.
          Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company’s Law Department.

9. Confidentiality
          Employees and directors must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is authorized by the Law Department or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment or directorship terminates.
10. Protection and Proper Use of Company Assets
          All employees and directors should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.
          The obligation of employees and directors to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, geological or geophysical data, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.
11. Payments to Government Personnel
          The U.S. Foreign Corrupt Practices Act (FCPA) prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities that may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. Questions and/or requests for interpretations should be reviewed and all actions preapproved by Company legal counsel responsible for FCPA compliance.
12. Anti-Boycott Laws
          U.S. law prohibits U.S. persons from taking actions or entering into agreements that have the effect of furthering any unsanctioned boycott of a country that is friendly to the United States. This prohibition applies to persons located in the United States (including individuals and companies), U.S. citizens and permanent residents anywhere in the world, and most activities of U.S. subsidiaries abroad.
          In general, these laws prohibit the following actions (and agreements to take such actions) that could further any boycott not approved by the United States: (1) refusing to do business with other persons or companies (because of their nationality, for example); (2) discriminating in employment practices; (3) furnishing information on the race, religion, gender, or national origin of any U.S. person; (4) furnishing information about any person’s affiliations or business relationships with a boycotted country or with any person believed to be blacklisted by a boycotting country; or (5) utilizing letters of credit that contain prohibited boycott provisions. The Company is required to report any request to take action, or any attempt to reach agreement on such action, that would violate these prohibitions. You should understand the policies of your business unit that are designed to ensure compliance with these laws. You should also be alert to the fact that boycott-related requests can be subtle and indirect. Questions and/or requests for interpretations should be reviewed and all actions preapproved by Company legal counsel responsible for Anti-boycott compliance.
13. U.S. Embargoes and Sanctions
          The Company complies fully with U.S. economic sanctions and embargoes restricting U.S. persons, corporations and, in some cases, foreign subsidiaries, from doing business with certain countries, groups, and individuals, including organizations associated with terrorist activity and narcotics trafficking. Economic sanctions may prohibit doing business of any kind with targeted governments and organizations, as well as individuals and entities that act on their behalf. Sanctions prohibitions also may restrict investment in a targeted country, as well as trading in goods, technology, and services with a targeted country. U.S. persons may not approve or facilitate transactions by a third party that the U.S. person could not do directly. Questions and/or requests for interpretations should be reviewed and all actions preapproved by Company legal counsel responsible for Sanctions compliance.
14. Reporting any Illegal or Unethical Behavior
          Employees and directors are encouraged to talk to supervisors, managers, the Company’s Ethics Office or other appropriate personnel about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.
15. Compliance Procedures
          We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps employees should keep in mind:
•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

•	Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager or your Human Resources manager. If that also is not appropriate, call 877-327-2272, the Company’s toll-free Ethics Hot Line, which will put you in direct contact with the appropriate people.

•	You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

•	Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.
16. Provisions applicable to the Principal Executive Officer and to the Senior Financial Officers
          The principal executive officer and the senior financial officers of the Company are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC. As a result, the principal executive officer and all senior financial officers of the Company are subject to the following specific provisions:
•	The principal executive officer and each senior financial officer shall promptly bring to the attention of the internal management Disclosure Committee any material information of which he or she may become aware that could affect the disclosures made by the Company in its public filings or otherwise assist management in fulfilling its responsibilities.

•	The principal executive officer and each senior financial officer shall promptly bring to the attention of the internal management Disclosure Committee and the Audit and Finance Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

•	The principal executive officer and each senior financial officer shall promptly bring to the attention of the Chief Ethics Officer and Audit and Finance Committee any information he or she may have concerning any violation of the Company’s Code of Business Ethics and Conduct by any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

•	The principal executive officer and each senior financial officer shall promptly bring to the attention of the General Counsel, Audit and Finance Committee and CEO (if applicable) any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Business Ethics and Conduct or of these additional procedures.
•	The principal executive officer and each senior financial officer shall promptly bring to the attention of the General Counsel, Audit and Finance Committee and CEO (if applicable) any material transaction or relationship that arises and of which he or she becomes aware that reasonably could be expected to give rise to an actual or apparent conflict of interest.
17. Waivers of the Code of Business Ethics and Conduct
          Every effort will be made to resolve potential conflicts of interest or other ethics code situations when these are disclosed promptly to management and the parties involved have acted in good faith. In the unlikely event potential conflicts cannot be resolved, waivers will only be given for matters where it is absolutely appropriate under the circumstances and granting of such a waiver will not present a material financial or reputational risk to the Company. All such waivers must be approved, in advance, by the full Board of Directors.
18. Employee Complaint Procedures for Accounting and Auditing Matters
          Any employee of the Company may submit a good faith complaint regarding accounting or auditing matters to the management of the Company without fear of dismissal or retaliation of any kind. The Company is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Company’s Audit and Finance Committee will oversee treatment of employee concerns in this area.
          In order to facilitate the reporting of employee complaints, the Company’s Audit and Finance Committee has established the following procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“Accounting Matters”) and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Receipt of Employee Complaints
•	Employees with concerns regarding Accounting Matters may report their concerns to the Company’s Ethics Office or to the General Counsel of the Company.

•	Employees may forward complaints on a confidential or anonymous basis to the following:
          ConocoPhillips Ethics Hotline: 1-877-327-2272
          ConocoPhillips Corporate Ethics Office website
          Mail: ConocoPhillips Corporate Ethics Office
                    600 N. Dairy Ashford, MA 2142
                    Houston, Texas, U.S.A. 77079-1175
Scope of Matters Covered by These Procedures
These procedures relate to employee complaints relating to any questionable accounting or auditing matters, including, without limitation, the following:

•	fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

•	fraud or deliberate error in the recording and maintaining of financial records of the Company;

•	deficiencies in or noncompliance with the Company’s internal accounting controls;

•	misrepresentation or false statement to or by a senior officer or accountant with respect to a matter contained in the financial records, financial reports or audit reports of the Company; or

•	deviation from full and fair reporting of the Company’s financial condition.
Treatment of Complaints
•	Upon receipt of a complaint, the Corporate Ethics Office and the General Counsel will (1) determine whether the complaint actually pertains to Accounting Matters and (2) when possible, acknowledge receipt of the complaint to the sender.

•	Complaints relating to Accounting Matters will be reviewed under Audit and Finance Committee direction and oversight by the General Counsel, Internal Audit or such other persons as the Audit and Finance Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review.

•	Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit and Finance Committee.

•	The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding Accounting Matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.
Reporting and Retention of Complaints and Investigations
The Corporate Ethics Office will maintain a log of all complaints, tracking their receipt, investigation and resolution and shall prepare a periodic summary report thereof for the Audit and Finance Committee. Copies of complaints and such log will be maintained as directed by the Audit and Finance Committee.
19. Directors and Executive Officer Related Party Transactions.
     A “related party transaction” is a transaction in which the Company (including its affiliates) is a participant and in which any director or executive officer (or their immediate family members) had or will have a direct or indirect material interest. Although not all related party transactions involve conflicts of interest, such transactions can trigger disclosure requirements which must be analyzed by the Company. Therefore, all directors and executive officers shall promptly bring to the attention of the General Counsel and, in the case of directors, the Chair of the Committee on Directors’ Affairs or, in the case of executive officers, the Chair of the Audit and Finance Committee, any transaction or relationship that arises and of which she or he becomes aware that reasonably could be expected to constitute a “related party transaction.”